Exhibit 99.1

Stran & Company Reports 23% Increase in Six-Months Sales Year-Over-Year and
Achieves Revenue of $17.5 Million for the Second Quarter of 2023

Conference call to be held today at 10:00 AM ET

Quincy, MA / August 14, 2023 / Stran & Company, Inc. (“Stran” or the “Company”) (NASDAQ: SWAG) (NASDAQ: SWAGW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today provided a business update and reported financial results for the three months ended June 30, 2023.

Andy Shape, President and Chief Executive Officer of Stran, commented, “We continue to execute on our business growth strategies, as evidenced by an 18% year-over-year increase in revenue for the second quarter of 2023 to $17.5 million. Importantly, our organic sales increased 11% compared to the same period in the prior year. At the same time, our gross profit increased by 35% and gross profit margin improved to 29.1%. We are very proud of this organic growth and margin improvement given the current market environment and declining sales many competitors in our industry are experiencing due to pressure on marketing budgets. Rather than contracting, we are growing and capturing additional market share within the $25 billion promotional products industry. We expect this trend to continue as we further refine and expand our outreach as well as leverage established relationships from our acquisitions.”

“Each of our recent acquisitions brings strategic advantages, opening up new markets and new verticals to support our growth strategies. We are proud to have closed our acquisition of T R Miller in June, our largest acquisition to date, and progressing towards full integration of the business. Premier NYC, Trend Brand Solutions, and G.A.P. Promotions’ businesses are now all fully integrated into the Stran business operations. While our primary focus now is on organic growth, we continue to identify potential acquisitions that expand our product offering and geographic footprint given our successful track record of acquiring and integrating companies within our organization. The fact that we have expanded our national reach, secured new customers, and entered into new verticals is a testament to our leadership status within the industry. Towards this end, we were recently acknowledged by the Advertising Specialty Institute, ranking us among the Top 40 distributors in the industry.”

“While expenses have increased in the second quarter as a result of integration costs and onboarding personnel from the T R Miller acquisition, we are carefully monitoring expenses and expect to realize synergies from the integration of all of our acquisitions. Given our continued revenue growth and traction within the industry, we look forward to leveraging our fixed costs to drive margin expansion and long-term profitability. At the same time, we have maintained a solid balance sheet with approximately $25.5 million in cash and investments, allowing us to accelerate our marketing activities and pursue additional business opportunities that would complement and enhance our operations.”

Financial Results

Revenue increased 18.0% to approximately $17.5 million for the three months ended June 30, 2023 from approximately $14.8 million for the three months ended June 30, 2022. The increase was primarily due to higher spending from existing customers as well as business from new customers. Additionally, the Company benefited from the acquisitions of the assets of G.A.P. Promotions, LLC (“G.A.P. Promotions”) in January 2022, the assets of Trend Promotional Marketing Corporation (d/b/a Trend Brand Solutions) (“Trend Brand Solutions”) in August 2022, the assets of Premier Business Services (“Premier NYC”) in December 2022, and the assets of T R Miller Co., Inc. (“T R Miller”) in June 2023.

Gross profit increased 35.0% to approximately $5.1 million, or 29.1% of revenue, for the three months ended June 30, 2023, from approximately $3.8 million, or 25.4% of revenue, for the three months ended June 30, 2022. The increase in the dollar amount of gross profit was due to increased sales, partially offset by an increase in purchasing costs.

Net loss for the three months ended June 30, 2023 was approximately $0.8 million, compared to a net loss of approximately $0.4 million for the three months ended June 30, 2022. This change was primarily due to an increase in operating expenses and an increase in purchasing costs. These factors were partially offset by the increase in sales during the three months ended June 30, 2023 from the acquisition of the assets of each of G.A.P. Promotions, Trend Brand Solutions, Premier NYC, and T R Miller, and the increase of recurring organic sales during the three months ended June 30, 2023 compared to the three months ended June 30, 2022.

Conference Call

The Company will host a conference call at 10:00 A.M. Eastern Time today to discuss the Company’s financial results for the second quarter of 2023 ended June 30, 2023, as well as the Company’s corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 888-506-0062 for U.S. callers or +1 973-528-0011 for international callers and using entry code: 227668. A webcast of the call may be accessed at https://www.webcaster4.com/Webcast/Page/2855/48888 or on the Company’s Investors section of the website: ir.stran.com/news-events/ir-calendar.

A webcast replay will be available on the Company’s Investors section of the website (ir.stran.com/news-events/ir-calendar) through August 14, 2024. A telephone replay of the call will be available approximately one hour following the call, through August 28, 2023, and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 48888.

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise, and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen promotional programs manager of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the Company’s periodic reports which are filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

SWAG@crescendo-ir.com

Press Contact:

Howie Turkenkopf
press@stran.com

BALANCE SHEETS

	June 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$15,271,199	$15,253,756
Investments	10,277,690	9,779,355
Accounts Receivable, Net	13,958,984	14,442,626
Deferred Income Taxes	1,542,000	841,000
Inventory	5,820,887	6,867,564
Prepaid Corporate Taxes	87,459	87,459
Prepaid Expenses	695,711	386,884
Deposits	1,976,439	910,486
	49,630,369	48,569,130

PROPERTY AND EQUIPMENT, NET:	1,294,568	1,000,090

OTHER ASSETS:
Intangible Assets - Customer Lists, Net	10,711,939	6,272,205
Right of Use Asset - Office Leases	1,470,140	784,683
	12,182,079	7,056,888
	$63,107,016	$56,626,108

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Current Portion of Contingent Earn-Out Liabilities	$3,186,825	$1,809,874
Current Portion of Lease Liability	676,036	324,594
Accounts Payable and Accrued Expenses	3,012,379	4,051,657
Accrued Payroll and Related	997,008	608,589
Unearned Revenue	2,290,639	633,148
Rewards Program Liability	8,875,000	6,000,000
Sales Tax Payable	291,438	365,303
Note Payable - Wildman	162,358	162,358
	19,491,683	13,955,523

LONG-TERM LIABILITIES:
Long-Term Contingent Earn-Out Liabilities	4,883,265	2,845,944
Long-Term Lease Liability	762,946	460,089
	5,646,211	3,306,033

STOCKHOLDERS’ EQUITY:
Common Stock, $.0001 Par Value; 300,000,000 Shares Authorized, 18,540,834 and 18,475,521 Shares Issued and Outstanding as of June 30, 2023 and December 31, 2022, respectively	1,855	1,848
Additional Paid-In Capital	38,416,582	38,279,151
Retained Earnings	(449,315)	1,083,553
	37,969,122	39,364,552
	$63,107,016	$56,626,108

STATEMENTS OF EARNINGS (LOSS) AND RETAINED EARNINGS
THREE AND SIX MONTHS ENDED JUNE 30, 2023 AND 2022 (UNAUDITED)

	Three Months Ended June 30, 2023	Three Months Ended June 30, 2022	Six Months Ended June 30, 2023	Six Months Ended June 30, 2022

SALES	$17,470,106	$14,806,904	$33,246,353	$27,066,487

COST OF SALES:
Purchases	10,810,268	9,497,551	20,833,814	17,454,167
Freight	1,582,917	1,549,163	2,641,665	2,633,965
	12,393,185	11,046,714	23,475,479	20,088,132

GROSS PROFIT	5,076,921	3,760,190	9,770,874	6,978,355

OPERATING EXPENSES:
General and Administrative Expenses	6,351,174	4,232,170	12,430,269	8,256,388
	6,351,174	4,232,170	12,430,269	8,256,388

EARNINGS (LOSS) FROM OPERATIONS	(1,274,253)	(471,980)	(2,659,395)	(1,278,033)

OTHER INCOME AND (EXPENSE):
Other Income (Expense)	15,092	(23,781)	71,729	(27,461)
Interest Income (Expense)	146,177	6,108	284,259	92,972
Unrealized Gain (Loss) on Investments	(33,303)	-	98,582	-
	127,966	(17,673)	454,570	65,511

EARNINGS (LOSS) BEFORE INCOME TAXES	(1,146,287)	(489,653)	(2,204,825)	(1,212,522)

PROVISION FOR INCOME TAXES	(307,957)	(42,210)	(671,957)	(219,265)

NET EARNINGS (LOSS)	(838,330)	(447,443)	(1,532,868)	(993,257)

NET EARNINGS (LOSS) PER COMMON SHARE
Basic and Diluted	$(0.05)	$(0.02)	$(0.08)	$(0.03)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	18,540,834	19,971,552	18,540,834	19,971,552

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